Exhibit 99

Guardian 8 Strengthens Team With Addition of Industry Experts

KANSAS CITY, KS -- (Marketwire) -- 12/15/11 -- Guardian 8 Holdings (OTCQB: GRDH) (PINKSHEETS: GRDH), parent company to Guardian 8 Corporation, developer of the innovative G8 Personal Defense Device, today announced that a newly expanded board of directors will help guide the company as it prepares for commercialization and marketing of their device in 2012.

Joining GRDH are Kathy Hanrahan, former President of TASER® International; Corey Lambrecht, Former EVP of Smith & Wesson Holding Corporation; and Jim Nolton, Strategic Business Development Manager and Sr. Systems Engineer for Orbital Sciences Corp.

"We set our sights upon leaders with a proven track record to make a difference in fine tuning our strategic plan, perfecting our product, and getting us to market. Thankfully, all three of these highly successful individuals saw the same opportunity we did with Guardian 8. Our team is pleased to have them, and given their respective talents and backgrounds, I believe it's fair to say that the company is in a strong position for 2012 and beyond with these team improvements," said Steve Cochennet, CEO of GRDH.

Most noted for aiding TASER® International in its growth from under $2M to over $100M in revenue per year, Kathy Hanrahan brings a strong background of performance in dealing with complex business strategy, operation's management and accounting. Her expertise is expected to assist Guardian 8 and the G8 Personal Defense Device to achieve lasting financial success. Prior to being appointed the President of TASER® in 2006, Ms. Hanrahan served as CFO through TASER's® Initial Public Offering in 2001, and as the Company's Chief Operations Officer from 2004 through 2006. Currently she serves on the Advisory Board for EmpowHER, a Scottsdale based digital media company, as well as Corporate director for Meridian Bank, N.A., where she serves on the Board's Audit, Compensation, and Compliance Committee. She also serves several charitable organizations throughout Arizona, including her position as Board Member for the YWCA of Maricopa County.

Corey Lambrecht is known for his achievements in three highly regulated industries -- alcohol, tobacco, and firearms. His experience within the capital markets as a senior pre-public and public company executive, combined with his innate ability to capture top tier accounts bolsters Guardian 8's growing roster of talent. He is known for spearheading the acquisition of Smith & Wesson Holding Corporation and re-directing the business model back toward its "roots" in development, as well as his role as VP of Sales and Marketing for Premium Cigars International -- a NASDAQ company.

Jim Nolton carries a Mechanical Engineering degree accompanied by a Master's Degree in Global Business Strategies, where he ranked 4th in his graduating class. His current consulting role at Orbital Sciences Corporation includes leading multi-discipline engineering teams through the entire conceptual phase, new business development process, and contract negotiations. Orbital designs and manufactures rockets and satellites for commercial applications and the US Government. Jim was co-founder of the NASDAQ traded IGo Corp. where he was the New Product Development Sr. Systems Engineer, Sr. Program Manager, & Director of Systems Test/Verification/Integration. He led new product development and manufacturing teams in the mobile computing industry. He spent time with General Dynamics where he assisted in the Tomahawk Cruise Missile engineering, as well as other classified missile and rocket launch systems. His broad engineering knowledge of the high-tech consumer electronics and military defense industry rounds out the latest additions to Guardian 8 Holdings' board of directors.

About Guardian 8 Holdings

Guardian 8 Holdings, through its wholly owned operating subsidiary, Guardian 8 Corporation, is the developer and manufacturer of the G8 Personal Defense Device, a unique and innovative product which combines eight non-lethal technologies designed to prevent and protect an individual from aggressors and assailants, while notifying law enforcement or others of the situation. The small, easy to use hand-held unit integrates an alerting siren, LED strobe light, laser spotter, camera, microphone, emergency notification, and pepper spray. The company plans to market their personal defense solution to professional security organizations, as well as individuals and families. To learn more about the company and its device, visit www.Guardian8.com.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the addition of Ms. Hanrahan, Mr. Lambrecht and Mr. Nolton as board members; each members prior experience and expertise; Guardian 8's and its subsidiaries business prospects; the ability of Guardian 8 to execute its business plan; benefits of the G8 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations:
Justin Beck
DMCC
760-448-4080

Guardian 8 Holdings
11006 Parallel Parkway, Suite 200
Kansas City, KS 66109
913-317-8887 office
913-317-8858 fax